Exhibit 99.2

FOXO TECHNOLOGIES INC. ANNOUNCES CLOSING OF VECTOR BIOSOURCE INC. ACQUISITION

WEST PALM BEACH, FL, September 22, 2025 (GLOBE NEWSWIRE) — FOXO Technologies Inc. (OTCID: FOXO) (“FOXO” or the “Company”), announces the closing of the acquisition of Vector Biosource Inc. (“Vector”). Vector is an information, data and biospecimen sourcing provider serving the biotechnology, clinical research and pharmaceutical research industries. Vector generated second quarter 2025 net revenues of approximately $225,000 ($0.9 million on an annual run rate basis) and is expected to grow significantly post-acquisition.

The purchase price consists of: (i) $500,000 in cash, (ii) 60,000 shares of the Company’s Series E Cumulative Redeemable Secured Preferred Stock (the “Series E Preferred Stock”) ($1.5 million in stated value), (iii) warrants to purchase $2 million of the Company’s common stock at a 10% premium to the common stock’s closing price one day prior to closing, and (iv) up to an additional 80,000 shares of Series E Preferred Stock (up to $2.0 million in stated value) subject to achieving certain revenue and cash collection milestones in a future 12 to 24 month period. In addition, FOXO has agreed to fund up to $1.2 million of Vector’s growth initiatives. Information on Vector can be found at www.vectorbiosource.com

“We are pleased to have closed the Vector acquisition and look forward to working with Vector senior management on internal and external growth opportunities,” said Seamus Lagan, Chief Executive Officer of FOXO. “We excited to be part of FOXO and believe the partnership with FOXO will allow Vector to achieve its aggressive growth plans,” Vector CEO Frank Dias, Jr. explained.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any offers, solicitations of offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended (“Securities Act”). This announcement is being issued in accordance with Rule 135 under the Securities Act.

About FOXO Technologies Inc. (“FOXO”)

FOXO owns and operates three principal subsidiaries.

Rennova Community Health, Inc. owns and operates Scott County Community Hospital, Inc. (d/b/a Big South Fork Medical Center), a critical access designated (CAH) hospital in East Tennessee.

Myrtle Recovery Centers, Inc., a 30-bed behavioral health facility in East Tennessee. Myrtle provides inpatient services for detox and residential treatment and outpatient services for MAT and OBOT Programs.

FOXO Labs, Inc. is a biotechnology company dedicated to improving human health and life span through the development of cutting-edge technology and product solutions for various industries.

For more information about FOXO, visit www.foxotechnologies.com.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the FOXO’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to the risk of changes in the competitive and highly regulated industries in which FOXO operates; variations in operating performance across competitors or changes in laws and regulations affecting FOXO’s business; the ability to implement FOXO’s business plans, forecasts, and other expectations; the ability to obtain financing; the risk that FOXO has a history of losses and may not achieve or maintain profitability in the future; the enforceability of FOXO’s intellectual property, including its patents and the potential infringement on the intellectual property rights of others; and the risk of downturns and a changing regulatory landscape in the highly competitive industries in which FOXO operates. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in FOXO’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports, and in other documents FOXO has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FOXO assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Sebastien Sainsbury

ssainsbury@foxotechnologies.com

(561) 485-0151